Exhibit 99.1

Bronco Drilling Company, Inc. Announces Third Quarter 2005 Results

OKLAHOMA CITY, Nov. 7, 2005 (BUSINESS WIRE)—Bronco Drilling Company, Inc., (Nasdaq/NM:BRNC), announced today financial results for the three and nine months ended September 30, 2005.

Revenues for the third quarter were a record $18.6 million compared to $11.7 million for the previous quarter and $5.4 million for the third quarter of 2004. Average operating rigs for the third quarter of 2005 grew to 15 from 12 for the previous quarter. The growth in rigs is due to the refurbishment and deployment of two of the Company’s inventoried rigs during the third quarter of 2005 as well as the acquisition of two operating rigs. Revenue days for the quarter increased to 1,284 from 1,027 for the previous quarter and from 786 for the third quarter of the previous year. Average daily cash margins(1) for the quarter ended September 30, 2005 were $5,945 compared to $4,648 for the previous quarter and $1,266 for the third quarter of the previous year.

The Company’s fully diluted earnings per share for the third quarter of 2005 was a loss of $0.31. This number includes non-recurring charges related to the Company’s initial public offering and conversion from an LLC to a C Corporation during the quarter that reduced earnings per share by $0.46. Excluding these items, reported earnings per share would have been $0.15. Weighted average shares outstanding on a fully diluted basis were 16.3 million shares for the quarter.

Frank Harrison, Bronco Drilling’s Chief Executive Officer, said “It’s been an exciting quarter, our first as a public company. Demand for our rigs is strong and dayrates continue to trend upward. Our refurbishment program is on schedule and we are excited about being able to expand our refurbishment capacity to 10 rigs annually as a result of our recent Thomas Drilling acquisition. The expansion into the Barnett Shale with our recent acquisitions as well as the deployment of two of our rigs to the Rocky Mountains contributes to the geographic expansion we are seeking. We believe that our expansion to these areas as well as the overall demand for our rigs will translate into improving margins and strong results.”

Bronco Drilling’s management will host a conference call to discuss the third quarter results on Monday November 7, 2005 at 11:00 a.m. Eastern Time. To participate in the call, dial 866-362-5158 or internationally dial 617-597-5397 using the participant code 85475851. Individuals interested in participating in the call should call at least five minutes prior to the call. The conference call will also be available via the Internet at http://phx.corporate-ir.net/phoenix.zhtml?c=191804&p=irol-IRHome. Please go to the website at least fifteen minutes prior to the call to register, download and install any necessary software. For those who cannot listen to the live call, a replay will be available through November 21, 2005 at 888-286-8010 or internationally at 617-801-6888 using the passcode 75885835. Also, an archive of the webcast will be available at the following link http://phx.corporate-ir.net/phoenix.zhtml?c=191804&p=irol-IRHome.

Bronco Drilling Company, Inc., headquartered in Oklahoma City, Oklahoma, is a provider of contract land drilling services to oil and natural gas exploration and production companies.

(1) Average daily cash margin is equal to net income, the most directly comparable GAAP financial measure, plus (minus) deferred tax expense (benefit), plus (minus) other income (expense), plus general and administrative expense and plus depreciation and amortization. Although daily cash margin is not a measure of financial performance recognized under generally accepted accounting principles, the Company believes that it is a useful measure used to evaluate financial performance. A reconciliation of daily cash margin to net income is included below and may not be a comparable measure to other similarly entitled measures reported by other companies.

Cautionary Note Regarding Forward-Looking Statements

The above statements include forward-looking statements and are subject to risks and uncertainties. Forward-looking statements give the Company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. The statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All statements other than statements of historical facts included in this release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements.

These forward-looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by the Company’s management. These estimates and assumptions reflect the Company’s best judgment based on currently known market conditions and other factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond its control.

Although the Company believes its estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond the Company’s control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this release are not guarantees of future performance, and the Company cannot assure any reader that those statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors listed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections contained in its filings with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this release. The Company does not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to the Company or persons acting on its behalf.

Bronco Drilling Company and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
REVENUES
Contract drilling revenues	$18,640	$5,363	$38,875	$13,198

EXPENSES
Contract drilling	11,007	4,368	23,880	11,272
Depreciation and amortization	2,003	1,040	4,854	2,593
General and administrative	5,647	395	6,767	1,124

	18,657	5,803	35,501	14,989

Income (loss) from operations	(17)	(440)	3,374	(1,791)

OTHER INCOME (EXPENSE)
Interest expense	(344)	(82)	(652)	(126)
Loss from early extinguishment of debt	(993)	—	(993)	—
Interest income	192	1	203	6
Other	7	6	41	10

	(1,138)	(74)	(1,401)	(109)

Income (loss) before income taxes	(1,155)	(514)	1,973	(1,900)
Deferred tax expense (benefit)	3,919	(79)	3,688	(164)

NET LOSS	$(5,074)	$(435)	$(1,715)	$(1,736)

Loss per common share-Basic	$(0.31)		$(0.12)

Loss per common share-Diluted	$(0.31)		$(0.12)

Weighted average number of shares outstanding-Basic	16,239		14,330

Weighted average number of shares outstanding-Diluted	16,285		14,346

PRO FORMA INFORMATION (unaudited):

Historical loss from operations before income taxes	$(1,155)	$(514)	$1,973	$(1,900)
Pro forma provision (benefit) for income taxes	(435)	(194)	744	(716)

Pro forma income (loss) from operations	$(720)	$(320)	$1,229	$(1,184)

Pro forma income (loss) per common share-Basic	$(0.04)	$(0.02)	$0.09	$(0.09)

Pro forma income (loss) per common share-Diluted	$(0.04)	$(0.02)	$0.09	$(0.09)

Weighted average number of shares outstanding-Basic	16,239	13,360	14,330	13,360

Weighted average number of shares outstanding-Diluted	16,285	13,360	14,346	13,360

RECONCILIATION OF NON-GAAP INFORMATION

	Three Months Ended September 30,		Three Months Ended June 30,
	2005	2004	2005
	(Unaudited)		(Unaudited)
Reconciliation of average daily cash margin to net income:
Net income	$(5,074)	$(435)	$2,529
Deferred tax expense (benefit)	3,919	(79)	(116)
Other income (expense)	1,138	74	200
General and administrative	5,647	395	654
Depreciation and amortization	2,003	1,040	1,507

Drilling margin	7,633	995	4,774

Revenue days	1,284	786	1,027

Daily cash margin	$5,945	$1,266	$4,648